Exhibit 10.38

Debt Assignment and Offset Agreement

This Debt Assignment and Offset Agreement (the “Agreement”) is entered into on April 11, 2017, by and among Chen Xiaotao (PRC Identification number: [                 ], the “Transferor”), Qiu Zhongwei (PRC Identification number: [                ], the “Transferee”), and Ocean Interactive (Beijing) Information Technology Co., Ltd.（the “WFOE”）.

Whereas, Chen Xiaotao and Qiu Zhongwei entered into a Share Transfer Agreement on April 11, 2017, (the “Share Transfer Agreement”). The Share Transfer Agreement stipulated that the Transferor should transfer 9.99% equity interest of Guangzhou Kugou Computer Technology Co., Ltd. (the “VIE Company”) (the “Target Equity”, which is equal to RMB6,792,571 of the registered capital of the VIE Company ) to the Transferee. According the Share Transfer Agreement, the consideration of the Target Equity is RMB64,400,000) (the “Transfer Price”).

Whereas, the Transferor, Xie Guomin and the WFOE entered into a Loan Agreement on April 21, 2014 (the “Loan Agreement”). The Loan Agreement specified that the WFOE collectively extend an amount of RMB64,400,000 (the “Loan”) to the Transferor.

In view of above, the parties agree as follows:

1.

The Transferor and the WFOE agree to offset the Transferor’s creditor rights on the Transfer Price (including the affiliated rights and claims) with the Transferor’s debts on the Loan (including the interests) completely. When the Agreement comes into effect, the WFOE is the creditor of the Transfer Price and the Transferee shall pay all the Transfer Price to the WFOE. Meanwhile, the Transferor’s obligation to pay the Loan (including the interests) to the WFOE shall be deemed to have been fulfilled completely.

2.	The execution of the Agreement shall be deemed as the effective notice of the assignment of the debt sent by the Transferor to the Transferee.

3.

The Transferee and the WFOE agree that the WFOE shall provide the Transferee with a loan equal to the amount of the Transfer Price for Transferee to pay the Transfer Price due to the Agreement. Therefore the Transferee and the WFOE confirm that the Transferee have fulfilled the Transfer Price payment obligation, the WFOE have provided a loan equal to the amount of Transfer Price to the Transferee, and the Transferee inherited all rights and obligations of the Transferor under the Loan Agreement.

4.	This Agreement shall enter into force after all parties have signed or sealed properly.

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This page is the signature page to the Debt Assignment and Offset Agreement.

Chen Xiaotao	Qiu Zhongwei

Signature: /s/ Chen Xiaotao	Signature: /s/ Qiu Zhongwei

Ocean Interactive (Beijing) Information Technology Co., Ltd.

/s/ Seal of Ocean Interactive (Beijing) Information Technology Co., Ltd.